United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2015

ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On February 27, 2015, IsoRay, Inc. ("IsoRay") held its Fiscal 2015 Annual Meeting of Stockholders, where two proposals were voted on. The proposals are described in detail in IsoRay’s definitive proxy statement filed with the Securities and Exchange Commission on January 14, 2015. Of the 54,942,510 common and preferred shares outstanding and entitled to vote at the Annual Meeting, 40,663,927 common and preferred shares (or 74%), constituting a quorum, were represented in person or by proxy at the Annual Meeting.

The final voting results on each proposal are set forth below.

Proposal 1. The stockholders elected three directors to the board of directors to serve until the fiscal 2016 annual meeting of stockholders. The votes for this proposal were:

	For	Withheld	Broker Non-Votes
Dwight Babcock	6,456,834	2,439,948	31,767,145

Thomas C. LaVoy	7,064,363	1,832,419	31,767,145

Philip J. Vitale, M.D.	7,049,581	1,847,201	31,767,145

Proposal 2. The stockholders ratified the appointment of DeCoria, Maichel & Teague, P.S. as IsoRay’s independent registered public accounting firm for the fiscal year ending June 30, 2015. The votes on this proposal were:

For	Against	Abstain
38,063,651	1,264,176	1,336,100

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 1, 2015

IsoRay, Inc., a Minnesota corporation

	By:	/s/ Dwight Babcock
Dwight Babcock, CEO